UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 7, 2026

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2026, Ms. Kelley Cwiklinski, Executive Vice President and Chief Lending Officer – Commercial of Citizens & Northern Bank, a wholly owned subsidiary of Citizens & Northern Corporation (the “Corporation”), tendered her notice of retirement to be effective at the close of business on July 10, 2026. Ms. Cwiklinski will continue to receive her pro rata base salary and benefits through July 10, 2026.

Item 8.01   Other Events.

On May 11, 2026, the Corporation issued a press release announcing that Kelley Cwiklinski, Executive Vice President and Chief Lending Officer – Commercial of Citizens & Northern Bank, is retiring, effective at the close of business on July 10, 2026, and that Gregory Adamson will be promoted to Senior Vice President, Director of Commercial Lending. A copy of the press release announcing Ms. Cwiklinski’s retirement announcement and Mr. Adamson’s promotion is attached hereto as Exhibit 99 and incorporated by reference herein.

Inan

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99	Press Release dated May 11, 2026.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: May 11, 2026	By:	/s/ Mark A. Hughes
Mark A. Hughes Treasurer and Chief Financial Officer

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